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                                                                   Exhibit 10.16

                            LOCK-UP LETTER AGREEMENT
         [FORM OF LETTER TO BE SIGNED BY DIRECTORS, OFFICERS AND CERTAIN
                    STOCKHOLDERS OF COFFEE HOLDING CO., INC.]

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Dear Sirs:

The undersigned understands that Maxim Group LLC (the "Underwriter") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Coffee Holding Co., Inc., a Nevada corporation (the "Company"), providing for the initial public offering by the Underwriter of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (the "Initial Public Offering").

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock or any substantially similar securities now owned or hereafter acquired by the undersigned, or sell or grant options, rights or warrants with respect to any shares of Common Stock or substantially similar securities or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of nine (9) months after the effective date of the Registration Statement relating to the Initial Public Offering.

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the undersigned that it does not intend to proceed with the Initial Public Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of any shares of Common Stock by the Underwriter and the Company, the undersigned will be released from the undersigned's obligations under this Lock-Up Letter Agreement.


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Maxim Group LLC
Page 2

The undersigned understands that the Company and the Underwriter will proceed with the Initial Public Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,


By:_________________________________
   Name:
   Title:


Dated:__________________________


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